China Automotive Systems Reports SECOND-QUARTER
RECORD Net Sales

- Net Sales Grew by 21.8% in 2013 Second Quarter -

- Annual Revenue Guidance Increased to 15% Year-Over-Year -

WUHAN, China, August 14, 2013 -- China Automotive Systems, Inc. (“CAAS” or the “Company”) (NASDAQ: CAAS), a leading power steering components and systems supplier in China, today announced its unaudited financial results for the second quarter and six months ended June 30, 2013.

Second Quarter 2013 Highlights

•	Net sales increased by 21.8% to a second-quarter record of $97.9 million, compared to $80.4 million in the second quarter of 2012.

•	Gross profit increased by 17.9% to $18.4 million, compared to $15.6 million in the second quarter of 2012; gross margin was 18.8%, compared to 19.4% in the second quarter of 2012.

•	Income from operations was $7.8 million, compared to $8.6 million in the second quarter of 2012, and the operating margin was 8.0%, compared to 10.7% in the second quarter of 2012.

•	Net income attributable to parent company’s common shareholders was $5.0 million, or diluted earnings per share of $0.18, compared to net income attributable to parent company’s common shareholders of $12.2 million, or diluted earnings per share of $0.29, including diluted income per share from discontinued operations of nil and $0.08, in the second quarter of 2013 and 2012, respectively.

First Six Months of 2013 Highlights

•	Net sales increased by 21.0% to $195.1 million, compared to $161.3 million in the first six months of 2012.

•	Gross profit increased by 21.9% to $37.8 million, compared to $31.0 million in the first six months of 2012; gross margin was 19.4% in the first six months of 2013, compared to 19.2% in the same period last year.

•	Operating margin was 8.8%, compared to 9.2% in the first six months of 2012.

•	Diluted earnings per share from continuing operations was $0.39, compared to diluted earnings per share from continuing operations of $0.31 in the first six months of 2012.

•	Cash and cash equivalents and short-term investments were $90.6 million as of June 30, 2013, an increase from $87.6 million as of December 31, 2012.

Mr. Qizhou Wu, chief executive officer of CAAS, commented, "Following our record revenue for any first quarter in our history, we achieved our highest net sales ever for any second quarter as well. We realized sales growth in both passenger and commercial vehicles in the second quarter of 2013. In the first half of 2013, we captured a larger market share as our sales grew by 21.0%. This increase has surpassed the growth rate of vehicle sales in China, which was 12.3%, as reported by the China Association of Automobile Manufacturers (CAAM). Many customers experienced significant growth in the first half of 2013 such as Geely with a 19% rise in vehicles sold, sales volume increased 40% at Great Wall and Dongfeng Peugeot Citroen Automobile's sales climbed by 32.7% compared with the 2012 six-month period. In July, Dongfang Peugeot Citroen began production at its third assembly plant as capacity grew to 750,000 vehicles from 450,000 units. Exports to North America continue to be a key growth-generator and we recently received Chrysler's 2013 Supplier of the Year Metallic award as an acknowledgement of the high quality and world-class performance of our products, as well as our valued contribution to Chrysler Group's success. The growth of our exports to North America remains steady, and we expect the Chinese economy to maintain stable growth in the second half of 2013. As the market leader in the Chinese steering market, we are well-positioned to benefit from increased sales of domestic vehicles, and we have a growing number of Sino-foreign joint ventures as our customers."

Mr. Jie Li, chief financial officer of CAAS, commented, "Our cash position remains at a historical-high with no long-term debt. We continue to generate positive earnings and cash flow from operations to support our growth. We are using our enhanced financial strength to expand our research and development program to introduce advanced products to promote our leadership in the domestic market and build our brand in China as well as in international markets."

Second Quarter of 2013

In the second quarter of 2013, net sales increased by 21.8% to a second-quarter record of $97.9 million, compared to $80.4 million in the same quarter of 2012. The net sales increase was mainly due to significant sales to SAIC-GM-Wuling Automobile, an increase in sales to Brilliance Auto, an increase in passenger vehicle sales in China, and a sales increase to a customer in North America. The net sales increase was partially offset by lower average selling prices of products sold in China.

Gross profit increased by 17.9% to $18.4 million in the second quarter of 2013, compared to $15.6 million in the second quarter of 2012. The gross margin was 18.8% in the second quarter of 2013, versus 19.4% in the second quarter of 2012. The increase in gross profit was primarily due to greater sales volume. The reduced gross margin was mainly because more lower gross margin products were sold in the second quarter of 2013.

Selling expenses rose by 81.0% to $3.8 million in the second quarter of 2013, compared to $2.1 million in the second quarter of 2012. Selling expenses represented 3.9% of net sales in the second quarter of 2013, compared to 2.6% in the second quarter of 2012. The increase was mainly due to an increase in salaries and wages expenses of salesmen, warehouse rental fee and transportation expenses, as a result of an increase in sales volume.

General and administrative expenses (“G&A expenses”) increased by 3.2% to $3.2 million in the second quarter of 2013, compared to $3.1 million in the same quarter of 2012. With the progress of the purported securities class action, more legal defenses were taken in the second quarter of 2013 than the same quarter of 2012, which resulted in an increase of legal expenses. G&A expenses represented 3.3% of net sales in the second quarter of 2013 and 3.9% in the second quarter of 2012.

Research and development expenses (“R&D expenses”) increased by 24.3% to $4.6 million in the second quarter of 2013, compared to $3.6 million in the second quarter of 2012. The increase in R&D expenses was mainly due to the development and trial of the Company's electric power steering ("EPS") and other new products as well as higher external support fees and increased wages. R&D expenses represented 4.7% of net sales in the second quarter of 2013 compared with 4.6% in the second quarter of 2012.

Income from operations decreased by 9.3% to $7.8 million in the second quarter of 2013, compared to $8.6 million in the same quarter of 2012. As a percentage of net sales, the operating margin was 8.0% in the second quarter of 2013, compared to 10.7% in the second quarter of 2012. The decrease was mainly due to the increase in operating expenses as well as the decrease in the selling prices in the second quarter of 2013.

Net financial expenses decreased by 80.0% to $0.1 million in the second quarter of 2013, compared to $0.5 million in the second quarter of 2012. This reduction was primarily due to a decrease in interest expenses as there were no financial expenses related to the convertible notes in the second quarter of 2013, as a result of the redemption of all remaining convertible notes by the Company on May 25, 2012 (the “Redemption”).

There was no gain or loss on change in fair value of derivative in the second quarter of 2013 due to the Redemption in the second quarter of 2012, compared to a non-cash gain of $3.4 million in the second quarter of 2012 primarily due to movements in the Company's stock prices during such quarter.

There was no gain or loss on redemption of convertible notes in the second quarter of 2013 due to the Redemption in the second quarter of 2012, compared to a gain of $1.4 million in the second quarter of 2012.

Income before income tax expenses and equity in earnings of affiliated companies was $7.7 million in the second quarter of 2013, compared to $12.9 million in the second quarter of 2012. The decrease in income before income tax expenses and equity in earnings of affiliated companies in the second quarter of 2013 was mainly due to the fair value of derivatives of $3.4 million and the gain on redemption of convertible notes of $1.4 million in the second quarter of 2012, compared with no such gains or losses in the second quarter of 2013.

Net income attributable to parent company’s common shareholders was $5.0 million in the second quarter of 2013, compared to net income attributable to parent company’s common shareholders of $12.2 million, including income from discontinued operations of $2.6 million, in the corresponding quarter of 2012. Diluted earnings per share were $0.18 in the second quarter of 2013, compared to diluted earnings per share of $0.29, including net income per diluted share from discontinued operations of $0.08, in the second quarter of 2012. The weighted average number of diluted common shares outstanding was 28,048,789 in the second quarter of 2013, compared to 30,257,347 in the second quarter of 2012.

First Six Months of 2013

Net sales for the first six months of 2013 increased by 21.0% to $195.1 million, compared to $161.3 million in the first six months of last year. Six-month gross profit was $37.8 million, compared to $31.0 million in the corresponding period last year. Six-month gross margin was 19.4%, compared to 19.2% for the corresponding period in 2012. Income from operations was $17.2 million, compared to $14.9 million in the first six months of 2012. Operating margin was 8.8%, compared to 9.2% for the corresponding period of 2012. Income from continuing operations was $13.7 million in the first six months of 2013, compared to $11.9 million in the corresponding period in 2012. Diluted earnings per share were $0.39 in the first six months of 2013, compared to diluted earnings per share of $0.40 (including $0.09 of diluted earnings per share from discontinued operations) for the corresponding period in 2012.

As of June 30, 2013, total cash and cash equivalents and short-term investments were $90.6 million, compared to $87.6 million as of December 31, 2012. Working capital was $153.2 million as of June 30, 2013, compared to $138.7 million as of December 31, 2012.

Business Outlook

Management increased its revenue guidance to 15% year-over-year growth in the full year 2013 as the Company is determined to take market share to further expand its leading market position. This target is based on the Company’s current views on operating and market conditions, which are subject to change.

Conference Call

Management will conduct a conference call on August 14, 2013 at 8:00 A.M. EDT/8:00 P.M. Beijing Time to discuss these results. A question and answer session will follow management’s presentation. To participate, please call the following numbers 10 minutes before the call start time and ask to be connected to the “China Automotive Systems” conference call:

Phone Number: +1-877-407-8031 (North America)

Phone Number: +1-201-689-8031 (International)

A telephone replay of the call will be available after the conclusion of the conference call through 11:59 P.M. EDT on September 14, 2013. The dial-in details for the replay are:

U.S. Toll Free Number +1-877-660-6853

International dial-in number +1-201-612-7415

Use Conference ID “418869” to access the replay.

About China Automotive Systems, Inc.

Based in Hubei Province, the People's Republic of China, China Automotive Systems, Inc. is a leading supplier of power steering components and systems to the Chinese automotive industry, operating through eight Sino-foreign joint ventures. The Company offers a full range of steering system parts for passenger automobiles and commercial vehicles. The Company currently offers four separate series of power steering with an annual production capacity of over 4.0 million sets of steering gears, columns and steering hoses. Its customer base is comprised of leading auto manufacturers, such as China FAW Group, Corp., Dongfeng Auto Group Co., Ltd., BYD Auto Company Limited, Beiqi Foton Motor Co., Ltd. and Chery Automobile Co., Ltd. in China, and Chrysler North America in North America. For more information, please visit: http://www.caasauto.com.

Forward Looking Statements

This press release contains statements that are "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. These forward-looking statements include statements regarding the qualitative and quantitative effects of the accounting errors, the periods involved, the nature of the Company's review and any anticipated conclusions of the Company or its management and other statements that are not historical facts. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. As a result, the Company's actual results could differ materially from those contained in these forward-looking statements due to a number of factors, including those described under the heading "Risk Factors" in the Company's Form 10-K annual report filed with the Securities and Exchange Commission on March 27, 2013, and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

For further information, please contact:

Jie Li

Chief Financial Officer

China Automotive Systems, Inc.

Email: jieli@chl.com.cn

Kevin Theiss

Investor Relations

Grayling

Tel: +1-646-284-9409

Email: kevin.theiss@grayling.com

(Tables Follow)

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Balance Sheets

(In thousands of USD unless otherwise indicated)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$75,270	$87,649
Pledged cash deposits	22,628	26,481
Short-term investments	15,376	-
Accounts and notes receivable, net - unrelated parties	244,216	211,306
Accounts and notes receivable, net - related parties	15,197	12,286
Advance payments and others - unrelated parties	2,805	3,127
Advance payments and others - related parties	1,402	779
Inventories	48,251	43,542
Current deferred tax assets	4,551	4,392
Total current assets	429,696	389,562
Non-current assets:
Property, plant and equipment, net	83,361	81,691
Intangible assets, net	662	676
Other receivables, net - unrelated parties	1,134	849
Other receivables, net - related parties	64	107
Advance payment for property, plant and equipment - unrelated parties	1,995	1,001
Advance payment for property, plant and equipment - related parties	1,209	4,162
Long-term investments	3,855	3,665
Non-current deferred tax assets	4,258	4,112
Total assets	$526,234	$485,825
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank and government loans	$47,175	$40,284
Accounts and notes payable - unrelated parties	179,185	166,380
Accounts and notes payable - related parties	4,522	4,521
Customer deposits	771	870
Accrued payroll and related costs	5,642	5,472
Accrued expenses and other payables	26,170	23,063
Accrued pension costs	4,370	4,255
Taxes payable	5,629	5,593
Amounts due to shareholders/directors	300	332
Deferred tax liabilities	73	46
Advances payable	2,622	-
Total current liabilities	276,459	250,816
Long-term liabilities:
Advances payable	-	2,609
Total liabilities	276,459	253,425
Stockholders’ equity-
Common stock, $0.0001 par value - Authorized - 80,000,000 shares; Issued– 28,260,302 and 28,260,302 shares at June 30, 2013 and December 31, 2012, respectively	3	3
Additional paid-in capital	39,371	39,371
Retained earnings-
Appropriated	10,048	9,953
Unappropriated	130,155	119,329
Accumulated other comprehensive income	29,259	25,898
Treasury stock – 217,283 and 217,283 shares at June 30, 2013 and December 31, 2012, respectively	(1,000)	(1,000)
Total parent company stockholders' equity	207,836	193,554
Non-controlling interests	41,939	38,846
Total stockholders' equity	249,775	232,400
Total liabilities and stockholders' equity	$526,234	$485,825

The condensed unaudited consolidated balance sheet of the Company as of December 31, 2012 has been adjusted to reflect the discontinued business of Zhejiang Henglong & Vie Pump-Manu Co., Ltd. (“Zhejiang business”), the Company’s 51% equity interest in which was disposed of in May 2012.

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Income

 (In thousands of USD unless otherwise indicated)

	Three Months Ended June 30,
	2013	2012
Net product sales
Unrelated parties	$88,854	$71,886
Related parties	9,035	8,493
	97,889	80,379
Cost of product sold
Unrelated parties	73,494	61,241
Related parties	6,006	3,506
	79,500	64,747
Gross profit	18,389	15,632
Gain on other sales	1,058	1,810
Less: Operating expenses
Selling expenses	3,800	2,088
General and administrative expenses	3,217	3,130
Research and development expenses	4,616	3,650
Total operating expenses	11,633	8,868
Income from operations	7,814	8,574
Other income, net	3	7
Financial expenses, net	(108)	(500)
Gain on change in fair value of derivative	-	3,411
Gain on redemption of convertible notes	-	1,421
Income before income tax expenses and equity in earnings of affiliated companies	7,709	12,913
Less: Income taxes	1,571	1,314
Equity in earnings of affiliated companies	68	32
Income from continuing operations	6,206	11,631
Discontinued operations - net of income tax	-	2,620
Net income	6,206	14,251
Net income attributable to non-controlling interests	1,225	1,229
Net income attributable to parent company	$4,981	$13,022
Allocation to convertible notes holders	-	(859)
Net income attributable to parent company’s common shareholders	$4,981	$12,163
Comprehensive income:
Income from continuing operations	$6,206	$11,631
Income from discontinued operations	-	2,620
Net income	6,206	14,251
Other comprehensive income:
Foreign currency translation gain (loss), net of tax - continuing operations	3,436	(1,131)
Foreign currency translation gain (loss), net of tax - discontinued operations	-	(96)
Foreign currency translation gain (loss), net of tax	3,436	(1,227)
Comprehensive income - continuing operations	9,642	10,500
Comprehensive income - discontinued operations	-	2,524
Comprehensive income	9,642	13,024
Comprehensive income attributable to non-controlling interests	1,808	1,019
Comprehensive income attributable to parent company	$7,834	$12,005

Net income attributable to parent company’s common shareholders per share

Basic –
Income per share from continuing operations attributable to shareholders	$0.18	$0.35
Income per share from discontinued operations	-	0.08
	$0.18	$0.43
Diluted-
Income per share from continuing operations attributable to shareholders	$0.18	$0.21
Income per share from discontinued operations	-	0.08
	$0.18	$0.29
Weighted average number of common shares outstanding
Basic	28,043,019	28,260,302
Diluted	28,048,789	30,257,347

The condensed unaudited consolidated statement of operations and comprehensive income of the Company for the three months ended June 30, 2012 has been adjusted to reflect the discontinued Zhejiang business, the Company’s 51% equity interest in which was disposed of in May 2012.

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Income

 (In thousands of USD unless otherwise indicated)

	Six Months Ended June 30,
	2013	2012
Net product sales
Unrelated parties	$177,874	$144,912
Related parties	17,178	16,386
	195,052	161,298
Cost of product sold
Unrelated parties	144,631	120,603
Related parties	12,671	9,685
	157,302	130,288
Gross profit	37,750	31,010
Gain on other sales	1,732	1,922
Less: Operating expenses
Selling expenses	6,964	4,268
General and administrative expenses	7,343	6,512
Research and development expenses	8,016	7,242
Total operating expenses	22,323	18,022
Income from operations	17,159	14,910
Other income, net	73	78
Financial expenses, net	(309)	(1,412)
Loss on change in fair value of derivative	-	(449)
Gain on redemption of convertible notes	-	1,421
Income before income tax expenses and equity in earnings of affiliated companies	16,923	14,548
Less: Income taxes	3,317	2,775
Equity in earnings of affiliated companies	126	112
Income from continuing operations	13,732	11,885
Discontinued operations - net of income tax	-	2,651
Net income	13,732	14,536
Net income attributable to non-controlling interests	2,811	2,283
Net income attributable to parent company	$10,921	$12,253
Allocation to convertible notes holders	-	(1,055)
Net income attributable to parent company’s common shareholders	$10,921	$11,198
Comprehensive income:
Income from continuing operations	$13,732	$11,885
Income from discontinued operations	-	2,651
Net income	13,732	14,536
Other comprehensive income:
Foreign currency translation gain (loss), net of tax - continuing operations	4,048	(650)
Foreign currency translation gain (loss), net of tax - discontinued operations	-	(75)
Foreign currency translation gain (loss), net of tax	4,048	(725)
Comprehensive income - continuing operations	17,780	11,235
Comprehensive income - discontinued operations	-	2,576
Comprehensive income	17,780	13,811
Comprehensive income attributable to non-controlling interests	3,497	2,118
Comprehensive income attributable to parent company	$14,283	$11,693

Net income attributable to parent company’s common shareholders per share
Basic –
Income per share from continuing operations attributable to shareholders	$0.39	$0.31
Income per share from discontinued operations	-	0.09
	$0.39	$0.40
Diluted-
Income per share from continuing operations attributable to shareholders	$0.39	$0.31
Income per share from discontinued operations	-	0.09
	$0.39	$0.40
Weighted average number of common shares outstanding
Basic	28,043,019	28,260,302
Diluted	28,049,863	28,261,854

The condensed unaudited consolidated statement of operations and comprehensive income of the Company for the six months ended June 30, 2012 has been adjusted to reflect the discontinued Zhejiang business, the Company’s 51% equity interest in which was disposed of in May 2012.

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands of USD unless otherwise indicated)

	Six Months Ended June 30,
	2013	2012

Cash flows from operating activities:
Net income	$13,732	$14,536
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation and amortization	7,218	7,310
Increase (decrease) in allowance for doubtful accounts	(106)	67
Inventory write downs	277	-
Deferred income taxes	(143)	(476)
Equity in earnings of affiliated companies	(126)	(112)
Gain on sales of a subsidiary	-	(2,848)
Gain on redemption of convertible notes	-	(1,421)
Loss on change in fair value of derivative	-	449
Amortization of debt issue cost	57	27
Loss (gain) on fixed assets disposals	(165)	67
Changes in operating assets and liabilities:
Increase (decrease) in:
Pledged deposits	4,306	(1,756)
Accounts and notes receivable	(32,734)	1,224
Advance payments and others	(219)	1,208
Inventories	(4,211)	(2,543)
Increase (decrease) in:
Accounts and notes payable	9,689	(4,517)
Customer deposits	(106)	207
Accrued payroll and related costs	73	(314)
Accrued expenses and other payables	2,679	(6,688)
Accrued pension costs	44	193
Taxes payable	(66)	1,635
Advances payable	(32)	634
Net cash provided by operating activities	167	6,882
Cash flows from investing activities:
Increase in other receivables	(212)	(936)
Cash received from property, plant and equipment sales	1,557	492
Payments to acquire property, plant and equipment	(5,565)	(8,880)
Payments to acquire intangible assets	(60)	(4)
Purchase of short-term investments	(15,376)	-
Cash decrease for the subsidiary sold	-	(300)
Net cash used in investing activities	(19,656)	(9,628)
Cash flows from financing activities:
Proceeds from government and bank loan	14,111	33,960
Repayments of bank loan	(8,069)	-
Paid debt issue cost for bank loan	-	(230)
Dividends paid to the non-controlling interests	(405)	(2,387)
Redemption of convertible notes	-	(23,571)
Decrease in amounts due to shareholders/directors	(40)	-
Net cash provided by financing activities	5,597	7,772
Effects of exchange rates on cash and cash equivalents	1,513	(295)
Net increase (decrease) in cash and cash equivalents	(12,379)	4,731
Cash and cash equivalents at beginning of period	87,649	72,961
Cash and cash equivalents at end of period	$75,270	$77,692

The condensed unaudited consolidated statement of cash flows of the Company for the six months ended June 30, 2012 has not been adjusted to reflect the discontinued of Zhejiang business as they are considered to be immaterial for the six months ended June 30, 2012.

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